Exhibit 99.1

INSPIRED ENTERTAINMENT, INC. ANNOUNCES VIRTUAL EVENTS DEAL

WITH MICHIGAN BUREAU OF STATE LOTTERY

New York, New York, February 22, 2017 - Inspired Entertainment, Inc. (“Inspired”) (NASDAQ: INSE) today announced that it has entered into a tri-party agreement with the Michigan Bureau of State Lottery and platform supplier Pollard Banknote Limited to supply its world-class Virtual Events lottery products online to the Michigan Bureau of State Lottery for use in accordance with the Lottery's rules and regulations.

About Inspired Entertainment, Inc.

Inspired is a global games technology company, supplying Virtual Sports, Mobile Gaming and Server Based gaming systems with associated terminals and digital content to regulated betting and gaming operators around the world. Inspired currently operates more than 25,000 digital gaming terminals and supplies its Virtual Sports products in more than 35,000 venues and on over 100 websites in 30 countries. Inspired employs over 800 employees in the UK and elsewhere, developing and operating digital games and networks.

Additional information can be found at www.inseinc.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as "anticipate", "believe", "expect", "estimate", "plan", "outlook", and "project" and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on Inspired’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in Inspired’s most recent annual report on Form 10-K and subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov.

Contact:

For Investors

Daniel Silvers

daniel.silvers@ingg.com

+1 646 820-0860

For Press and Sales

Elinor Fewster

elinor.fewster@ingg.com

t: +44 20 7456 9016 | m: +44 7973808951